UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2016

JAVELIN Mortgage Investment Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 1, 2016, JAVELIN Mortgage Investment Corp., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, ARMOUR Residential REIT, Inc., a Maryland corporation (“Parent”), and JMI Acquisition Corporation, a Maryland corporation and wholly-owned subsidiary of Parent (“Acquisition”), pursuant to which, among other things, Acquisition will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an amount in cash per share equal to 87% of the book value per share of the Company’s common stock, as calculated in accordance with the Merger Agreement including a reduction of $1.0 million in respect of the Company’s transaction expenses.  Book value per share will be set 10 business days prior to the expiration of the Offer based on the book value per share of the Company’s common stock at that time. If at least a majority of the Shares which are not owned immediately prior to the expiration of the Offer by Parent or any of its subsidiaries, or any officers or directors of Parent or the Company, are tendered and purchased by Acquisition in the Offer, and subject to the satisfaction or waiver of certain limited conditions set forth in the Merger Agreement, Acquisition will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).  In the Merger, each outstanding Share, other than Shares owned by Acquisition and Parent, will be converted into the right to receive the same cash consideration per Share paid in the Offer.

Under the terms of the Merger Agreement, the Company must terminate any ongoing discussions with respect to alternative proposals from third parties and may not solicit, initiate or facilitate any alternative proposals from third parties.  The Company may engage in discussions and negotiations with parties who make unsolicited acquisition proposals to the Company that the Company determines, in good faith, would result in, or is reasonably likely to result in, a superior proposal. If the Company receives a superior proposal, Parent and Acquisition have the right to increase their offer price to an amount per Share equal to the value per Share stockholders would receive as a result of the superior proposal and thereafter the Company may terminate after providing three business days’ notice. If the Merger Agreement is terminated in connection with a superior proposal or if Parent terminates the Merger Agreement because the Board of Directors of the Company, acting on the recommendation of the Special Committee, withdraws or materials modifies the terms of the Merger Agreement, the Company will be required to reimburse Parent’s documented out-of-pocket expenses, up to $2.0 million.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Acquisition. The Company has agreed to operate its business in the ordinary course consistent with past practice until the effective time of the Merger.  The Company is managed by Armour Capital Management LP, a Delaware limited partnership (the “Manager”), an affiliate of Parent, pursuant to that certain Management Agreement between Manager and the Company dated as of October 5, 2012 and amended as of March 5, 2014 and February 23, 2015.

Consummation of the Offer is subject to various conditions, including (1) the valid tender of the number of Shares that would represent at least a majority of the Shares not owned by Parent or any of its subsidiaries, officers or directors, (2) the consummation of the Offer or the Merger not being unlawful under any applicable statute, rule or regulation, (3) the consummation of the Offer or the Merger not being enjoined by order of any court or other governmental authority, (4) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), (5) neither the Company’s board of directors nor its special committee of independent directors having withdrawn its recommendation of the Offer or Merger to the Company’s stockholders, and (6) the satisfaction of certain other customary closing conditions. Neither the Offer nor the Merger is subject to a financing condition. Parent plans to finance the transaction with cash on hand.

If, after completion of the Offer, Parent and Acquisition hold at least a majority of the outstanding Shares, the Merger will be consummated in accordance with the short-form merger provisions under Maryland law without the approval of the Merger by the Company’s stockholders.  Following completion of the tender offer, the parties will promptly effect a second-step merger without the approval of the Company stockholders under Maryland law pursuant to which all remaining shares of the Company’s common stock not tendered in the tender offer will be converted into the right to receive the same cash price per share as in the tender offer and the Company will become a wholly-owned subsidiary of Parent.

The board of directors of the Company, upon the recommendation and approval of a special committee consisting of the Company’s independent director, adopted resolutions (i) determining and declaring advisable the Merger Agreement and the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determining that the terms of the Offer, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of, and fair to, the Company’s stockholders, and (iii) recommending that the Company’s stockholders accept the Offer and tender their Shares into the Offer.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report solely to provide investors and holders of Shares with information regarding its terms and is not intended to modify or supplement any factual disclosures about the Company, Parent or Acquisition in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Acquisition or any of their respective subsidiaries or affiliates. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Merger Agreement.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2016, the Board of Directors of the Company, having determined that it was in the best interests of the Company and its stockholders to amend the bylaws of the Company, by resolution authorized, approved and adopted an amendment to the Company’s bylaws (the “Bylaw Amendment”) that became effective on March 1, 2016, the date of the Merger Agreement.

The Bylaw Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (or, if the Circuit Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the Maryland General Corporation Law, the charter or the bylaws (in each case, as may be amended from time to time), or (iv) any action asserting a claim against the Company or any of its directors, officers or other employees of the Corporation that is governed by the internal affairs doctrine.

The foregoing description is qualified in its entirety by reference to the text of Article XIV of the Amended and Restated Bylaws, which are included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 7.01

Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release relating to the Merger Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Report.

Additional Information

The tender offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Acquisition will file a Tender Offer Statement on Schedule TO with the SEC and the Company will thereafter file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 related to the tender offer.  The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company on the Company’s website www.javelinreit.com or by calling (888) 991-1294.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including (i) that changes in the market values of the Company’s agency securities and derivatives, appraised values of its non-agency securities, its repurchase agreement balances or other elements of its book value per share, computed in accordance with the

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terms of the merger agreement, could change in a manner that would reduce the consideration to stockholders in the tender offer or merger, (ii) that the tender offer may not be completed at all or on the terms described, and (iii) that the merger transaction may not be consummated. Additional information concerning these and other risk factors are contained in the most recent filings with the SEC of the Company. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 1, 2016, among JAVELIN Mortgage Investment Corp., ARMOUR Residential REIT, Inc. and JMI Acquisition Corporation.
3.1	Amended and Restated Bylaws, dated March 1, 2016.
99.1	Press Release issued by the Company, dated March 2, 2016 (being furnished, not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2016

JAVELIN MORTGAGE INVESTMENT CORP.

By: /s/ James R. Mountain

Name: James R. Mountain

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 1, 2016, among JAVELIN Mortgage Investment Corp., ARMOUR Residential REIT, Inc. and JMI Acquisition Corporation.
3.1	Amended and Restated Bylaws, dated March 1, 2016.
99.1	Press Release issued by the Company, dated March 2, 2016 (being furnished, not filed).